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                                                       [LOGO OF ARTHUR ANDERSEN]


                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this Form 10-K and to the incorporation by reference of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-44012, 33-44599, 33-64032, 333-2676, 333-70057 and 333-57130).


/s/ Arthur Andersen, LLP
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    Arthur Andersen, LLP

Denver, Colorado
 April 3, 2001